Exhibit 99.1
Investor Presentation FIRST QUARTER 2010

Cautionary Note Regarding Forward- looking Statements This presentation may include forward- looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward- looking nature identify forward- looking statements. All forward- looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) Validus’ limited operating history; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10- K and Form 10- Q and other documents on file with the Securities and Exchange Commission. Any forward- looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward- looking statement, whether as a result of new information, future developments or otherwise.
INVESTOR PRESENTATION FIRST QUARTER 2010 2

Note on Non- GAAP Financial Measures In presenting the Company’s results herein, management has included and discussed underwriting income, operating income, and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non- GAAP. Non- GAAP measures may be defined or calculated differently by other companies. We believe that these measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. The underwriting results of an insurance or reinsurance company are often measured by reference to its underwriting income because underwriting income indicates the performance of the company’s core underwriting function. Underwriting income is reconciled to net income by the addition or subtraction of net investment income (loss), financing expenses, fair value of warrants issued, net realized gains (losses) on investments and foreign exchange gains (losses). Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non- U.S.$ denominated balances and non- recurring items. Net operating income is the most directly comparable GAAP measure as it focuses on the underlying fundamentals of our operations without the influence of realized gains (losses) from the sale of investments, translation of non- U.S.$ currencies and non- recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non- U.S.$ denominated balances are unrelated to our underlying business.
Diluted book value per share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding options and warrants, divided by the sum of shares, options, warrants and share equivalents outstanding (assuming their exercise). A reconciliation of the non- GAAP measures detailed herein to the most comparable GAAP measure can be found at the end of this presentation.
INVESTOR PRESENTATION FIRST QUARTER 2010 3

Selected Market Information Exchange / Ticker: NYSE / “VR” Share Price (March 31, 2010): $27.53 Primary Shares Outstanding: 123,910,430 Primary Market Capitalization: $3.41 billion Annual Dividend/Yield: $0.88 per share (3.2%) Analyst Coverage: Jay Cohen, Bank of America Merrill Lynch Dean Evans, Keefe, Bruyette & Woods Julia Ferguson, Dowling & Partners Matt Heimermann, J.P. Morgan Amit Kumar, Macquarie Brian Meredith, UBS Chris Neczypor, Goldman Sachs Michael Paisan, Stifel Nicolaus Josh Shanker, Deutsche Bank
INVESTOR PRESENTATION FIRST QUARTER 2010 4

Validus Overview • Focus on short- tail classes of insurance and reinsurance • Business mix balanced between insurance and reinsurance • Leadership position in property catastrophe reinsurance • Flexible and efficient operating platform • Transparent risk disclosure • Active capital management INVESTOR PRESENTATION FIRST QUARTER 2010 5

Validus is Diversified in Short- Tail Specialty Classes Last Twelve Months Pro Forma GPW through March 31, 2010 of $2.0 billion Balanced by Class: 48% Property, 25% Marine, 27% Specialty Validus Re Pro Forma GPW Last Twelve Months: $1.151 billion Specialty, 9% Marine, 17% Property Cat XOL, 57% Other Property, 17% Talbot GPW Last Twelve Months: $962.5 million Contingency, Bloodstock, 2% 2% Property, War 15% 19% Financial Institutions, 4% Accident & Onshore Health, 2% Energy, 12% Aviation & Other, 7% Marine, 33% Aviation, Direct, 4% Note1/ $2.0 billion consolidated GPW reflects $78.5 million intersegment eliminations. Validus Re GPW and Talbot GPW do not. Note 2/ Pro forma GPW consists of the combined results of the Company including IPC, as if owned for all of the specified time period. INVESTOR PRESENTATION FIRST QUARTER 2010 6

Balanced Between Insurance & Reinsurance 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% TRH 100.0% PRE 100.0% PTP 100.0% FSR 91.5% 8.5% MRH 81.6% 18.4% RE 77.6% 22.4% RNR 75.1% 24.9% ORH 64.4% 35.6% AHL 56.7% 43.3% ALTE 55.0% 45.0% VR 54.2% 45.8% AXS 50.5% 49.5% ENH 43.0% 57.0% ACGL 38.3% 61.7% XL 36.4% 63.6% AWH 27.4% 72.6% LRE 21.9% 78.1% AGII 8.2% 91.8% Reinsurance (%)
Based on 2009 GPW except ACGL which is NPW. VR is pro forma for IPCR. Source: SEC filings and other public disclosures. INVESTOR PRESENTATION FIRST QUARTER 2010 7

Focused on Short- Tail Specialty Classes 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% LRE 100.0% FSR 100.0% VR 97.6% 2.4% RNR 93.9% 6.1% MRH 81.1% 18.9% PRE 68.0% 32.0% ENH 64.8% 35.2% PTP 63.0% 37.0% AHL 61.3% 38.7% RE 57.9% 42.1% AXS 57.6% 42.4% ORH 48.5% 51.5% XL 47.7% 52.3% ALTE 47.0% 53.0% TRH 45.1% 54.9% AGII 43.7% 56.3% ACGL 38.4% 61.6% AWH 26.7% 73.3% Short Tail (%) Long Tail (%) Based on 2009 GPW except ACGL which is NPW. VR is pro forma for IPCR. Source: SEC filings and other public disclosures. INVESTOR PRESENTATION FIRST QUARTER 2010 8

Property Cat Reinsurance is Important but not Dominant 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% RNR 63.0% 30.9% 6.1% MRH 47.5% 33.6% 18.9% FSR 47.4% 52.6% VR 35.3% 62.3% 2.4% PTP 25.1% 37.9% 37.0% LRE 21.9% 78.1% ORH 18.9% 29.6% 51.5% RE 17.0% 40.9% 42.1% ENH 15.0% 49.8% 35.2% AXS 13.0% 44.6% 42.4% AHL 12.6% 48.7% 38.7% TRH 12.0% 33.2% 54.8% AWH 11.0% 15.7% 73.3% ALTE 10.5% 36.5% 53.0% PRE 10.0% 58.0% 32.0% ACGL 8.6% 29.8% 61.6% AGII 8.2% 35.5% 56.3% XL 5.3% 42.4% 52.3% Property Cat Reinsurance, (% of total) Other Short Tail (% of total) Long Tail (% of total) Based on 2009 GPW except ACGL which is NPW. VR is pro forma for IPCR. Source: SEC filings and other public disclosures. INVESTOR PRESENTATION FIRST QUARTER 2010 9

Validus Shareholders’ Equity vs. Selected Peers Peer Comparison — Q1 2010 Common Shareholders’ Equity in $US Billions 10.0 9.1 9.0 8.0 6.9
7.0 6.0 6.0 4.9 5.0 4.1 4.0 4.0 3.8 3.3 3.2 2.9 2.8 3.0 2.6 2.1 2.0 1.6 1.6 1.2 1.0 0.7 0.7 0.0 XL PRE RE AXS ACGL TRH VR AWH RNR ALTE AHL &nb sp; ENH PTP AGII MRH FSR MHLD GLRE Source: SNL Financial and company reports Includes VR and companies reporting earnings through May 6, 2010 ALTE is based on proforma 12/31/2009 information filed by MXGL
INVESTOR PRESENTATION FIRST QUARTER 2010 10

Rate Environment — Validus Re World Catastrophe Rate on Line Index 325% 294% 300% 268% 275% 260% 255% 243% 244% 250% 241% 233% 225% 215% 200% 196% 175% 153% 150% 125% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Source: Guy Carpenter & Company, LLC Note 1/ Index value of 100 in 1990 INVESTOR PRESENTATION FIRST QUARTER 2010 11

Rate Environment — Talbot Talbot Composite Rate on Line Index 225% 218% 208% 210% 206% 207% 204% 197% 200% 187% 175% 150% 126% 125% 100% 100% 75% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Note 1/ Rate index reflects the whole account rate change, as adjusted for changes in exposure, inflation, attachment point and terms and conditions INVESTOR PRESENTATION FIRST QUARTER 2010 12

Global Operating Platform Based on Lloyd’s Infrastructure Validus Holdings Validus Re Talbot Holdings Validus Reaseguros Talbot (Miami) Underwriting Onshore Energy (International) Und. Risk Services MGA Offices in Singapore and Germany Flexible and Efficient Operating Platform Based on Lloyd’s Worldwide Licenses • Latin American operations • Onshore energy team • Aviation team • Singapore branch office • European representative office
Note: Certain subsidiaries have been excluded for the purposes of presentation. For a complete organizational description see the company’s most recent Annual Report on Form 10-K.
INVESTOR PRESENTATION FIRST QUARTER 2010 13

First Quarter 2010 Financial Results Quarterly Highlights 42.8% growth in gross premiums written Net loss of ($118.4) million and diluted EPS of ($0.95) (12.2)% ROAE and (14.0)% operating ROAE 134.3% combined ratio (144.5% at Validus Re and 110.3% at Talbot) Net operating loss of ($136.4) million and diluted operating EPS of ($1.09) Diluted book value per share of $28.66 (2.7)% decline (including dividend in Q1’10) Note 1/ Growth in gross premiums written is calculated on an actual basis, rather than on a Pro Forma basis Note 2/ VR diluted book value per share, operating income and operating ROAE are non- GAAP financial measures Note 3/ ROAE and operating ROAE are presented on an annualized basis INVESTOR PRESENTATION FIRST QUARTER 2010 14

Growth in Diluted Book Value Per Share Plus Accumulated Dividends 14.8% Compound Annual Growth in Diluted BVPS Through March 31, 2010 $32.00 $31.28 $30.48 $30.00 $28.00 $26.00 $24.58 $24.00 $24.00 $22.00 $19.73 $20.00 $16.93 $18.00 $16.00 2005 2006 2007 2008 2009 2010 Diluted BV/Sh INVESTOR PRESENTATION FIRST QUARTER 2010 15

Compound Growth in Diluted Book Value per Share — Since Validus IPO 25.0% 21.1% 20.0% 19.2% 18.4% 16.5% 15.9% 15.5% 15.1% 15.0% 14.7% 14.7% 13.9% 12.7% 12.0% 9.4% 10.0% 7.9% 6.2% 5.0% 0.0% AWH ACGL ENH PRE PTP AHL AGII VR RNR AXS MRH TRH RE MXGL FSR Note 1/ Diluted book value per share calculation includes impact of quarterly dividends Note 2/ Chart excludes XL Capital (20.5)% and Maiden Holdings which was not public at the time of the VR IPO Note 3/ Includes VR and companies reporting earnings through May 6, 2010 Note 4/ VR starting point is Pro Forma diluted BVPS at June 30, 2007 of $20.89
Source: SNL Financial and company reports
INVESTOR PRESENTATION FIRST QUARTER 2010 16

# Validus Holdings, Ltd. – Quarterly Overview

- Gross premiums written increased by 3.2% to $870.9 million (1)
  - 18.7% increase in Talbot, 0.6% decrease in Validus Re
- Net premiums earned increased by 9.6% to $457.7 million (1)
  - 20.4% increase in Talbot, 3.9% increase in Validus Re
- Underwriting loss of ($156.1) million
  - Catastrophe losses of $323.9 million net of reinsurance recoveries
- Net investment income decreased sequentially 3.4% to $34.3 million

(Expressed in thousands of U.S. Dollars, except share and per share information)

| | Actual March 31, 2010 | Pro Forma March 31, 2009 |
|---|---|---|
| Gross premiums written | $ 870,934 | $ 844,237 |
| Net premiums written | 780,195 | 770,256 |
| Net premiums earned | 457,694 | 417,467 |
| Net underwriting (loss) income | (157,158) | 117,161 |
| Net investment income | 34,299 | 44,447 |
| Net operating (loss) income | (136,425) | 154,792 |
| Net (loss) income | (118,378) | 110,606 |
| Diluted net (loss) income per share | $ (0.95) | $ 0.83 |
| Diluted net operating (loss) income per share | $ (1.09) | $ 1.15 |
| Annualized operating ROAE | -14.0% | 18.8% |
| **Selected Ratios** | | |
| Losses and loss expenses | 104.6% | 40.9% |
| Policy acquisition costs | 16.6% | 17.1% |
| General and administrative expenses | 13.1% | 13.9% |
| Expense ratio | 29.7% | 31.0% |
| Combined ratio | 134.3% | 71.9% |
| Impact of identified loss events (Note 2) | 70.8% | 10.0% |
| Impact of prior period development (favorable)/unfavourable | -5.8% | -0.3% |

Note (1): Comparisons based on Pro Forma Q1 2009 results.
Note (2): Q1 2010 impacted by $293.1 million Chilean earthquake, $12.6 million windstorm Xynthia and $18.2 million Melbourne hailstorm.
Q1 2009 impacted by $6.9 million windstorm Klaus, $6.6 million Australian wildfires (Validus Re) and by $15.0 million windstorm Klaus, $13.3 million Australian wildfires (IPC).

VALIDUS GROUP
INVESTOR PRESENTATION FIRST QUARTER 2010 17

Impact of Catastrophe Losses During the Quarter Event Net Losses Net Net Effect on and Loss Reinstatement Net (Loss) Expenses Premiums Income Chilean Earthquake 293,116 (15,657) 277,459 Windstorm Xynthia 12,558 (1,365) 11,193 Melbourne hailstorm 18,200 — 18,200 Total 323,874 (17,022) 306,852
INVESTOR PRESENTATION FIRST QUARTER 2010 17

Investment Portfolio at March 31, 2010 • Total cash and invested assets of $6.0 billion • Conservative investment strategy — Emphasis on the preservation of invested assets — Provision of sufficient liquidity for prompt payment of claims — Minimal exposure to equity and alternative asset classes — Comprehensive portfolio disclosure • Average portfolio rating of AA+ • Minimum average credit quality of AA- • Duration of 2.3 years • Quarterly average investment yield: 2.33% U.S. Govt. and Agency 35.4% U.S. corporate 19.7% Short term and cash 13.1% Non- U.S. Govt. and Agency 10.9% Agency RMBS 8.2% Non- U.S. corporate 7.5% Non- Agency RMBS 2.1% Cat. bonds 0.9% CMBS 0.6% Other 0.6% ABS 0.5% State and local 0.5%
0% 10% 20% 30% 40% INVESTOR PRESENTATION FIRST QUARTER 2010 19

Loss Reserves at March 31, 2010 Validus Gross Reserve Mix IBNR Case Reserves, Reserves, 58.3% 41.7% Observations • Gross reserves for losses and loss expenses of $1.98 billion: — $1.78 billion net of reinsurance • IBNR represents 58.3% of reserves — $360.8 million increase in the quarter • Talbot has a history of favorable reserve development: — $169.6 million since acquisition — $15.3 million year to date • Favorable reserve development in the quarter of $26.7 million: — Talbot favorable development of $15.3 million
— Validus Re favorable development of $11.4 million INVESTOR PRESENTATION FIRST QUARTER 2010 20

Active Capital Management Self Tender
• “Dutch Auction” format • Purchase $300 million of VR common shares
• Price range of $24.00- $27.50 • Up to 12.5 million common shares
• Tender offer launch on May 10, 2010 • Offer close on June 8, 2010
Share Repurchase Authorization • $885.5 million cumulative share repurchase authorization
• $135.5 million utilized in initial authorization • “Reloaded” to $750.0 million
• $212.5 million utilized through March 31, 2010 • $84.2 million of repurchases in 2009 at an average price of $26.69
• $128.3 million of repurchases in Q1 2010 at an average price of $26.58 INVESTOR PRESENTATION FIRST QUARTER 2010 21

Impact of Capital Management 4,750.0 Common Shareholders’ Equity 4,250.0 4,031.1 In $US (000)s 3,759.6 3,750.0 3,250.0 2,750.0 2,250.0 1,934.8 1,938.7 1,750.0 999.8 1,192.5 1,250.0 750.0 250.0 (250.0) 2005 2006 2007 2008 2009 2010 Q1 Capital Management 2008 2009 2010 Q1 Dividends Paid 67,934 78,515 29,944 Shares Repurchased — 84,243 128,278 Tender Offer — - 300,000 Gain on JSD Repurchase 8,752 4,444 -Gain on IPC Amalgamation — 287,099 - 22 INVESTOR PRESENTATION FIRST QUARTER 2010

# Transparent Risk Disclosure – April 1, 2010 Portfolio

**Probable Maximum Losses by Zone and Peril**
(Expressed in thousands of U.S. Dollars)

| | | Consolidated (Validus Re and Talbot) Estimated Net Loss | | | | |
|---|---|---|---|---|---|---|
| **Zones** | **Perils** | **20 year return period** | **50 year return period** | **100 year return period** | **250 year return period** | **Validus Re Net Maximum Zonal Aggregate** |
| United States | Hurricane | $ 316,183 | $ 583,852 | $ 817,596 | $ 1,079,760 | $ 1,967,513 |
| California | Earthquake | 96,971 | 304,082 | 422,517 | 601,749 | 1,958,501 |
| Europe | Windstorm | 217,411 | 471,807 | 674,254 | 910,121 | 1,836,776 |
| Japan | Earthquake | 38,881 | 117,445 | 151,048 | 238,252 | 719,417 |
| Japan | Typhoon | 69,859 | 162,583 | 235,686 | 316,676 | 703,603 |

**1:100 year PML equal to 19.0% of quarter end capital, 21.7% of shareholders' equity**

Net loss estimates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set forth above are based on an Occurrence basis on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily accurately predict actual losses, and may significantly mis-estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses.

The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers' compensation, and personal accident contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as second-event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, the Company cannot assure that such third party models are free of defects in the modeling logic or in the software code.

Investors should not rely on the information set forth in this presentation when considering investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth above speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events, including, but not limited to, the composition of the Company's business. The events presented reflect a specific set of proscribed calculations and do not necessarily reflect all events that may impact the Company.

VALIDUS GROUP
INVESTOR PRESENTATION FIRST QUARTER 2010 23

# Realistic Disaster Scenarios – April 1, 2010 Portfolio

## Consolidated (Validus Re and Talbot) Realistic Disaster Scenarios (RDS)
## Estimates as of April 1, 2010, in millions of U.S. Dollars

| Type | Catastrophe Scenarios | Description | Estimated Consolidated (Validus Re and Talbot) Net Loss | % of latest 12 Months Consolidated Pro Forma Net Premiums Earned |
|---|---|---|---|---|
| Terrorism | Rockefeller Center | Midtown Manhattan suffers a 2-ton conventional bomb blast | $ 150.5 | 8.6% |
| Terrorism | Exchange Place | Lower Manhattan suffers a 2-ton conventional bomb blast | 108.0 | 6.2% |
| Marine | Marine collision | Fully laden tanker collides with a cruise vessel in Prince William Sound | 187.4 | 10.7% |
| Marine | Major cruise vessel incident | U.S.-owned cruise vessel sunk or severely damaged | 127.2 | 7.3% |
| Marine | Loss of major complex | Total loss to all platforms and bridge links of a major oil complex | 156.2 | 8.9% |
| Aviation | Aviation collision | Collision of two aircraft over a major city | 98.2 | 5.6% |
| Satellite | Proton flare | Large single or sequence of proton flares results in loss to all satellites in synchronous orbit | 21.6 | 1.2% |
| Satellite | Generic defect | Undetected defect in a number of operational satellites causing major loss | 38.5 | 2.2% |
| Liability | Professional lines | Failure or collapse of a major corporation | 48.4 | 2.8% |
| Liability | Professional lines | UK pensions mis-selling | 22.1 | 1.3% |
| Political Risks | South East Asia | Chinese economy has a "hard landing" with sharp fall in growth rates; regional contagion | 27.1 | 1.5% |
| Political Risks | South America | Severe economic crisis in Brazil due to political upheaval; regional contagion | 25.7 | 1.5% |
| Political Risks | Middle East | U.S. and Iran escalate into military confrontation; regional contagion | 13.9 | 0.8% |
| Political Risks | Russia | The Russian corporate sector struggles to deal with crashing commodity and stock prices | 23.4 | 1.3% |
| Political Risks | Turkey | Severe economic crisis in Turkey due to political upheaval | 27.3 | 1.6% |

The Company has presented the Company Realistic Disaster Scenarios for non-natural catastrophe events. Twice yearly, Lloyd's' syndicates including the Company's Talbot Syndicate 1183 are required to provide details of their potential exposures to specific disaster scenarios. Lloyd's makes its updated Realistic Disaster Scenarios (RDS) guidance available to the market annually. The RDS scenario specification document for 2009 can be accessed at the RDS part of the Lloyd's public website (http://www.lloyds.com/Lloyds_Market/Tools_and_reference/Exposure_Management/Realistic_Disaster_Scenarios/).

The Consolidated Pro Forma Net Premiums Earned used in the calculation represent the latest 12 months of net premiums earned from April 1, 2009 and are on a pro forma basis, including IPC earned premiums.

Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above. Should an event occur, the modeled outcomes may prove inadequate, possibly materially so. This may occur for a number of reasons including, legal requirements, model deficiency, non-modeled risks or data inaccuracies.

A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal reinsurance failure or dispute. Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore, the number of claims or events which may be recovered from second or subsequent events is limited. It should also be noted that renewal dates of the reinsurance program do not necessarily coincide with those of the inwards business written. Where original business is not protected by risks attaching reinsurance or retrocession programs, the programs could expire resulting in an increase in the possible net loss retained by the Company.

Investors should not rely on the information set forth in this presentation when considering investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth above speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events. The events presented reflect a specific set of proscribed calculations and do not necessarily reflect all events that may impact the Company.

VALIDUS GROUP

INVESTOR PRESENTATION FIRST QUARTER 2010 24

Investor Presentation FIRST QUARTER 2010 APPENDIX

# Validus Re – Quarterly Segment Results

- Gross premiums written decreased by 0.6%
- Net premiums earned increased by 3.9% to $283.9 million
  - Premium earned from new and renewal business at Jan 1 including the historical IPC account.
- General and admin expenses decreased by by 31.9% to $16.3 million
  - Impact of higher earned premium and reallocation of certain non-core underwriting expenses from Validus Re to corporate.
- Underwriting (loss) income decreased from $112.1 million to $(126.4) million

**Validus Re - Quarterly Segment Results**
(Expressed in thousands of U.S. Dollars)

| | Actual March 31, 2010 | Pro Forma March 31, 2009 |
|---|---|---|
| **Underwriting revenues** | | |
| Gross premiums written | $ 640,295 | $ 644,471 |
| Reinsurance premiums ceded | (13,110) | (14,758) |
| Net premiums written | 627,185 | 629,713 |
| Change in unearned premiums | (343,264) | (356,558) |
| Net premiums earned | 283,921 | 273,155 |
| **Underwriting deductions** | | |
| Losses and loss expenses | 348,920 | 94,571 |
| Policy acquisition costs | 43,503 | 38,415 |
| General and administrative expenses | 16,312 | 23,946 |
| Share compensation expenses | 1,629 | 4,161 |
| Subtotal underwriting deductions | 410,364 | 161,093 |
| **Underwriting (loss) income** | (126,443) | 112,062 |
| **Selected Ratios** | | |
| Losses and loss expenses | 122.9% | 34.6% |
| Policy acquisition costs | 15.3% | 14.1% |
| General and administrative expenses | 6.3% | 10.3% |
| Expense ratio | 21.6% | 24.4% |
| Combined ratio | 144.5% | 59.0% |
| Impact of identified loss events (Note 2) | 96.6% | 15.3% |
| Impact of prior period development (favorable)/unfavourable | -4.0% | 1.9% |

Note (1): All comparisons are based on Pro Forma results for Q1 2009 .
Note (2): Q1 2010 impacted by $243.7 million Chilean earthquake, $12.6 million windstorm Xynthia and $18.2 million Melbourne hailstorm.
Q1 2009 impacted by $6.9 million windstorm Klaus, $6.6 million Australian wildfires (Validus Re) and by $15.0 million windstorm Klaus, $13.3 million Australian wildfires (IPC).

VALIDUS GROUP INVESTOR PRESENTATION FIRST QUARTER 2010 26

Talbot — Quarterly Segment Results
• Gross premiums written increased by 18.7% to $270.5 million
• Sources of growth include $16.1 million from onshore energy, $10.5 million from marine and $8.7 million increase from aviation
• $7.2 million reinstatement premiums relating to the Chilean earthquake • Net premiums written increased by 8.9% to $153.0 million
• Significant reinsurance in place on aviation and onshore energy reduces gross to net impact • Underwriting (loss) income decreased to
($17.9) million from $12.2 million • Q1 2010 impacted by $49.4 million Chilean earthquake losses
Talbot Quarterly — Segment Results (Expressed in thousands of U.S. Dollars)
March 31, March 31, 2010 2009 Underwriting revenues Gross premiums written $270,541 $227,920 Reinsurance premiums ceded (117,531) (87,377) Net premiums written 153,010 140,543 Change in unearned premiums 20,763 3,769 Net premiums earned 173,773 144,312
Underwriting deductions Losses and loss expenses 129,611 76,372 Policy acquisition costs 34,945 33,157 General and administrative expenses 25,548 20,214 Share compensation expenses 1,559 2,335 Subtotal underwriting deductions 191,663 132,078
Underwriting (loss) income (17,890) 12,234 Selected ratios
Losses and loss expenses 74.6% 52.9% Policy acquisition costs 20.1% 23.0% General and administrative expenses 15.6% 15.6% Expense ratio 35.7% 38.6% Combined ratio 110.3% 91.5%
Impact of identified loss events (Note 1) 28.5% 0.0% Impact of prior period development (favorable)/unfavourable — 8.8% — 4.3%
INVESTOR PRESENTATION FIRST QUARTER 2010 27

Note (1): Q1 2010 impacted by $49.4 million Chilean earthquake losses. Q1 2009 No notable loss events.
Net Operating Income Reconciliation Validus Holdings, Ltd.
Non- GAAP Financial Measure Reconciliation Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity
(Expressed in thousands of U.S. Dollars, except share and per share information) Three months ended Year ended March 31, March 31, December 31, December 31, 2009 2008 2009 2008 Net (loss) income $(118,378) $94,907 $897,407 $53,111 Adjustments for: Gain on bargain purchase, net of expenses — (287,099) - Realized gain on repurchase of debentures — (4,444) (8,752) -
Net realized (gains) losses on investments (11,398) 23,421 11,543 1,591
Net unrealized (gains) losses on investments (15,413) (84,796)(22,153) 79,707
Foreign exchange losses 8,764 4,200 674 49,397
Net operating (loss) income 100,375 533,285 175,054 (136,425)
less: Dividends and distributions
declared on outstanding warrants (1,749) — (6,507) (6,947)
Net operating (loss) income, adjusted $(138,174) $100,375 $526,778 $168,107
Net (loss) income per share -diluted $(0.95) $1.20 $9.24 $0.61
Adjustments for:
Gain on bargain purchase, net of expenses — (2.95) -
Realized gain on repurchase of debentures — (0.05) (0.12) -
Net realized (gains) losses on investments (0.09) 0.30 0.12 0.02
Net unrealized (gains) losses on investments (0.12) (0.28) (0.87) 1.05
Foreign exchange losses 0.07 0.05 0.01 0.65
Net operating (loss) income per share -diluted $(1.09) $1. 27 $5.49 $2.22
Weighted average number of common shares
and common share equivalents -diluted 126,633,277 79,102,643 97,168,409 75,819,413
Average shareholders’ equity 3,895,343 1,980,860 2,822,200 1,967,517
Annualized operating return on average equity -14.0% 20.3% 18.9% 8.9%
INVESTOR PRESENTATION FIRST QUARTER 2010 28

Diluted Book Value Per Share Reconciliation Validus Holdings, Ltd.
(Expressed in thousands of U.S. Dollars, except share and per share information)
At March 31, 2010 Book value per Equity amount Shares Exercise Price (a) share
Book value per common share, reported
Book value per common share
Total shareholders’ equity $3,759,565 123,910,430 $30.34
Diluted book value per common share
Total shareholders’ equity $3,759,565 123,910,430
Assumed exercise of outstanding warrants (b) 139,576 7,952,138 $17.55
Assumed exercise of outstanding stock options (b) 63,942 3,223,274 $19.84
Unvested restricted shares — 3,186,816
Diluted book value per common share $3,963,083 138,272,658 $28.66
(a) Weighted average exercise price for those warrants and stock options that have an exercise price lower than book value per shares.
(b) Using the “as- if- converted” method, assuming all proceeds received upon exercise of warrants and stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.
INVESTOR PRESENTATION FIRST QUARTER 2010 29